                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the financial statements of Transnational Partners II, LLC, as of December 31, 1997 and 1998 and for the period from February 9, 1997 (commencement of operations) to December 31, 1997, and for the year ended December 31, 1998 dated December 28, 1999 and to all references to our Firm included in or made a part of this registration statement.


                                       ARTHUR ANDERSEN LLP


San Diego, California
December 28, 1999